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10.34. Amendment No. 1 to The Guess?, Inc. Amended and Restated 1996 Non-
       Employee Directors' Stock Option Plan.
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                             AMENDMENT NO. 1 TO THE
                        GUESS?, INC. AMENDED AND RESTATED
                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


     Effective as of the date hereof, the Guess ?, Inc. Amended and Restated 1996 Non-Employee Directors' Stock Option Plan (the "Plan") is hereby amended as follows:

     1. The Plan shall hereafter be known as the "Guess ?, Inc. 1996 Non-Employee Directors' Stock Grant and Stock Option Plan," and the definition of "Plan" in Section 2 shall be amended to reflect such change in name.

     2. Section 2 of the Plan is hereby amended to add new definitions as follows:

     "Annual Stock Grant" means an award of Common Stock to an Eligible Director under Section 13 of the Plan.

     "Initial Stock Grant Date" means July 1, 1998.

     3. Sections 12(a), (d) and (e) are hereby amended to include comparable provisions with respect to Annual Stock Grants.

     4. A new Section 13 is hereby added to the Plan to provide as follows:

"13.     Annual Stock Grants

     (a) On the Initial Stock Grant Date, each Eligible Director shall be granted 1,500 shares of Common Stock.

     (b) Each person who first becomes an Eligible Director on or after the Initial Stock Grant Date shall be granted 1,500 shares of Common Stock on the date such person first becomes an Eligible Director.

     (c) On the first business day of each calendar year during the term of the Plan, each Eligible Director who has not been an employee of the Company at any time during the immediately preceding 12 months shall be granted an additional 1,500 shares of Common Stock."

     5. In all other respects, the provisions of the plan as in effect as of the date hereof shall remain in full force and effect.


Dated:  July 1, 1998